SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2001

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17103 Preston Road Suite 200 North Dallas, Texas		75248 (Zip code)
(Address of principal executive offices)

Registrant=s telephone number, including area code:  (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Item 7(c).                 EXHIBITS

                99.1        News Release

                99.2        News Release

                99.2        News Release

Item 9.                     REGULATION FD DISCLOSURE

Attached hereto are copies of news releases describing United Surgical Partners International, Inc.'s entering into (1) binding agreements to acquire, in separate transactions, majority ownership interests in a surgical facility in West Covina, California, and a surgical facility in Fredericksburg, Virginia, (2) a non-binding letter of intent to acquire a minority ownership interest in a surgical facility in Torrance, California, and (3) a definitive agreement, subject to due diligence, to acquire a surgical hospital in Murcia, Spain.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Surgical Partners International, Inc.

	By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized
to sign this report on behalf of the Registrant)
Date: December 4, 2001